UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2021

Fluence Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4601 Fairfax Drive, Suite 600

Arlington, Virginia 22203
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (833) 358-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering”) by Fluence Energy, Inc. (the “Company”) of its Class A common stock, par value $0.00001 (the “Common Stock”), described in the prospectus (the “Prospectus”), dated October 27, 2021, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-259839) (as amended, the “Registration Statement”), the following agreements were entered into:

•	the Third Amended and Restated Limited Liability Company Agreement of Fluence Energy, LLC, a Delaware limited liability company (“Fluence LLC”), dated October 27, 2021, by and among the Company and its Members (as defined therein) (the “A&R LLCA”);

•	the Tax Receivable Agreement, dated November 1, 2021, by and among the Company, Fluence LLC and the TRA Parties (as defined therein);

•	the Registration Rights Agreement, dated November 1, 2021, by and among the Company and the Original Equity Owners (as defined therein); and

•	the Stockholders Agreement, dated October 27, 2021, by and among the Company and the Stockholders (as defined therein).

The A&R LLCA, Tax Receivable Agreement, Registration Rights Agreement and Stockholders Agreement are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein. Certain parties to certain of these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Party Transactions” in the Prospectus.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the consummation of the Offering, the Company issued (i) 117,173,390 shares of Class B-1 common stock of the Company, par value $0.00001 per share, consisting of 58,586,695 shares issued to AES Grid Stability, LLC, a Delaware limited liability company and 58,586,695 shares issued to Siemens Industry, Inc., a Delaware corporation, on a one-to-one basis equal to the number of LLC Interests (as defined in the Prospectus) they own, respectively, in exchange for nominal consideration and (ii) 18,493,275 shares of the Common Stock to Qatar Holding LLC, a Delaware corporation, as consideration in the Blocker Mergers (as defined in the Prospectus) undertaken in connection with the Offering, in exchange for the LLC Interests the Blocker Company (as defined in the Prospectus) held prior to the Blocker Merger (the “Exchange”).

No underwriters were involved in the issuance and sale of the shares of Class B-1 common stock or the issuance of shares of Common Stock pursuant to the Exchange. The shares of Class B-1 common stock and shares of Common Stock issued to Qatar Holding LLC pursuant to the Exchange were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act on the basis that the transaction did not involve a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2021, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), in the form previously filed as Exhibit 3.2 to the Registration Statement, and the Company’s Amended and Restated Bylaws (the “Bylaws”), in the form previously filed as Exhibit 3.4 to the Registration Statement, became effective. The Charter, among other things, provides that the Company’s authorized capital stock consists of 1,200,000,000 shares of Class A common stock, 300,000,000 shares of Class B-1 common stock, 300,000,000 shares of Class B-2 common stock and 10,000,000 shares of preferred stock. A description of the Company’s capital stock, after giving effect to the adoption of the Charter and Bylaws, has previously been reported by the Company in the Registration Statement. The Charter and Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On November 1, 2021, the Company completed the Offering of 35,650,000 shares of its Class A common stock at a price to the public of $28.00 per share, which includes the exercise by the underwriters of their option to purchase an additional 4,650,000 shares of the Company’s Class A common stock. The gross proceeds to the Company from the initial public offering were $998.2 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Fluence Energy, Inc.

3.2	Amended and Restated Bylaws of Fluence Energy, Inc.

10.1	Third Amended and Restated Limited Liability Company Agreement of Fluence Energy, LLC, dated as of October 27, 2021

10.2	Tax Receivable Agreement, dated as of November 1, 2021, by and among Fluence Energy, Inc. and the TRA Parties

10.3	Registration Rights Agreement, dated November 1, 2021, by and among Fluence Energy, Inc. and the Original Equity Owners

10.4	Stockholders Agreement, dated October 27, 2021, by and among Fluence Energy, Inc., Fluence Energy, LLC and the Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: November 3, 2021	By:	/s/ Francis Fuselier
Francis Fuselier
General Counsel and Secretary